EXHIBIT 11.0   STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS (UNAUDITED)


         Earnings per share were computed as follows (dollar amounts in thousands except share data):

                                                               WEIGHTED
                                                                AVERAGE     PER SHARE
                                                   INCOME       SHARES        AMOUNT
                                                   ------       ------        ------
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1999:
---------------------------------------------
BASIC EARNINGS PER SHARE:
    Income available to common stockholders        $  970      1,987,483       $0.49
EFFECT OF DILUTIVE SECURITIES:
    Stock options                                                 42,078
    Unearned incentive plan shares                                49,699
                                                               ---------
DILUTED EARNINGS PER SHARE:
    Income available to common stockholders and
            assumed conversions                    $  970      2,079,260       $0.47
                                                   ======      =========       =====


FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1998:
---------------------------------------------
BASIC EARNINGS PER SHARE:
    Income available to common stockholders        $1,433      2,286,201       $0.63
EFFECT OF DILUTIVE SECURITIES:
    Stock options                                                 98,954
    Unearned incentive plan shares                                68,854
                                                               ---------
DILUTED EARNINGS PER SHARE:
    Income available to common stockholders and
            assumed conversions                    $1,433      2,454,009       $0.58
                                                   ======      =========       =====


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


                                                               WEIGHTED
                                                                AVERAGE     PER SHARE
                                                   INCOME       SHARES        AMOUNT
                                                   ------       ------        ------
FOR THE THREE MONTHS ENDED SEPTEMBER 30, 1999:
BASIC EARNINGS PER SHARE:
    Income available to common stockholders        $  317      1,930,132       $0.16
EFFECT OF DILUTIVE SECURITIES:
    Stock options                                                 38,764
    Unearned incentive plan shares                                44,674
                                                               ---------
DILUTED EARNINGS PER SHARE:
    Income available to common stockholders and
            assumed conversions                    $  317      2,013,570       $0.16
                                                   ======      =========       =====
FOR THE THREE MONTHS ENDED SEPTEMBER 30, 1998:
BASIC EARNINGS PER SHARE:
    Income available to common stockholders        $  488      2,253,397       $0.22
EFFECT OF DILUTIVE SECURITIES:
    Stock options                                                 69,011
    Unearned incentive plan shares                                62,519
                                                               ---------
DILUTED EARNINGS PER SHARE:
    Income available to common stockholders and
            assumed conversions                    $  488      2,384,927       $0.20
                                                   ======      =========       =====


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